EX-FILING FEES

Calculation of Filing Fee Tables

S-3
(Form Type)

Ford Motor Credit Company LLC
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number		Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	FIA Floating Rate Demand Notes	Rule 457(p)	$10,000,000,000	100	%(1)	$10,000,000,000	.0000927	$927,000	(2)
Fees Previously Paid	Debt	FIA Floating Rate Demand Notes	Rule 457(p)	$10,000,000,000	100	%*	$10,000,000,000		$1,886,156
Carry Forward Securities
Carry Forward Securities	Debt	FIA Floating Rate Demand Notes	Rule 457(p)	$10,000,000,000			$10,000,000,000				S-3	333-241502	(2)	8/6/2020	$1,886,156
	Total Offering Amounts						$10,000,000,000		$927,000
	Total Fees Previously Paid								$1,886,156
	Total Fee Offsets								$927,000
	Net Fee Due								$0

(1)	Estimated solely for the purposes of determining the amount of the registration fees.
(2)	This registration statement covers all investments in the FIA Floating Rate Demand Notes up to $10 billion, with fees based on the net aggregate principal amount of FIA Floating Rate Demand Notes outstanding from this offering not exceeding $10 billion at a particular time. Registration fees on up to $10 billion net aggregate principal amount of FIA Floating rate Demand Notes was paid previously by Ford Motor Credit Company LLC in connection with Registration Statement Nos. 333-107955, 333-106628, 333-92595, 333-45015, and 333-125947, each previously filed by Ford Motor Credit Company LLC on Form S-3 and declared effective. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, these fees are being carried forward and, accordingly, no filing fee is paid herewith.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Ford Motor Credit Company LLC	S-3	333-107955	8/14/2003		$242,700	Debt	FIA Floating Rate Demand Notes	$3,000,000,000	$3,000,000,000
Fee Offset Sources	Ford Motor Credit Company LLC	S-3	333-107955		8/14/2003						$242,700
Fee Offset Claims	Ford Motor Credit Company LLC	S-3	333-106628	6/27/2003		$161,800	Debt	FIA Floating Rate Demand Notes	$2,000,000,000	$2,000,000,000
Fee Offset Sources	Ford Motor Credit Company LLC	S-3	333-106628		6/27/2003						$161,800
Fee Offset Claims	Ford Motor Credit Company LLC	S-3	333-92595	2/11/2000		$792,000	Debt	FIA Demand Notes	$3,000,000,000	$3,000,000,000
Fee Offset Sources	Ford Motor Credit Company LLC	S-3	333-92595		2/11/2000						$792,000
Fee Offset Claims	Ford Motor Credit Company LLC	S-3	333-45015	3/5/1998		$689,656	Debt	FIA Demand Notes	$2,000,000,000	$2,000,000,000
Fee Offset Sources	Ford Motor Credit Company LLC	S-3	333-45015		3/5/1998						$689,656

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

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